Exhibit 10.12

Cullen/Frost
Restoration Profit Sharing Plan

(Effective as of January 1, 2002)

Contents

	Article 1. Establishment and Purpose	1
1.1	Establishment of Plan	1
1.2	Purpose	1
1.3	Application of the Plan	1

	Article 2. Definitions and Construction	2
2.1	Definitions	2
2.2	Gender and Number; Headings	3
2.3	Incorporation of the Profit Sharing Plan	3

	Article 3. Participation	4
3.1	Eligible Participants	4
3.2	Participation; Membership	4

	Article 4. Contributions; Vesting; Distributions	5
4.1	Restoration Contributions	5
4.2	Vesting	5
4.3	Time of Payments	6
4.4	Withdrawals and Loans	6
4.5	Form of Payment	6
4.6	Accelerated Distribution	6

	Article 5. Accounts; Credited Earnings	8
5.1	Accounts	8
5.2	Crediting Restoration Contributions	8
5.3	Credited Earnings	8
5.4	Adjustment of Accounts	9
5.5	Account Balances	10
5.6	Account Statements	10

	Article 6. Administration	11
6.1	Administration	11
6.2	Finality of Determination	11
6.3	Expenses	11

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6.4	Indemnification and Exculpation	11

	Article 7. Funding of the Plan	12
7.1	Funding	12
7.2	Fund Account	12

	Article 8. Merger, Amendment, and Termination	13
8.1	Merger, Consolidation, or Acquisition	13
8.2	Amendment and Termination	13

	Article 9. Adoption Procedure	14
9.1	Adoption Procedure	14
9.2	Withdrawal of Participating Employer	14

	Article 10. General Provisions	15
10.1	Beneficiary Designations	15
10.2	Nonalienation	15
10.3	Effect on Other Benefit Plans	15
10.4	Employer-Employee Relationship	15
10.5	Incompetence	16
10.6	Binding on Employer, Members and Their Successors	16
10.7	Tax Liability	16
10.8	Severability	16
10.9	Applicable Law	16

Appendix A: Participating Employers Under the Plan		18
Appendix B: Eligible Participants Under the Plan		19

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Article 1. Establishment and Purpose

1.1 Establishment of Plan

Cullen/Frost Bankers, Inc. (“Company”) hereby establishes, effective as of January 1, 2002, an unfunded supplemental executive retirement plan to be known as the “Cullen/Frost Restoration Profit Sharing Plan” (“Plan”).

1.2 Purpose

The Company maintains a tax-qualified defined contribution plan known as the “Cullen/Frost Profit Sharing Plan,” established effective as of January 1, 2002 and as amended thereafter (“Profit Sharing Plan”). This Plan is hereby established and is maintained for the purpose of providing Eligible Participants who are “Participants” under the Profit Sharing Plan with supplemental retirement benefits which are designed to restore benefits which such Eligible Participants would otherwise be eligible to receive under the Profit Sharing Plan absent the application of the Applicable Code Restrictions (as defined herein). In this regard, it is the intent that this Plan constitute a separate unfunded plan that meets the requirements of and that is classified as a plan which is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA, and as such that the Plan be exempt from the relevant requirements of Title I of ERISA. This Plan is not intended to satisfy the qualification requirements of Code Section 401.

1.3 Application of the Plan

The terms of this Plan are applicable only to or with respect to those Eligible Participants who become Eligible Participants under this Plan on or after January 1, 2002.

Article 2. Definitions and Construction

2.1 Definitions

All terms used in this Plan shall have the same meanings assigned to them under the provisions of the Profit Sharing Plan unless otherwise qualified by the context hereof. Notwithstanding the prior sentence, the following terms shall have the meanings set forth below, unless their context clearly indicates to the contrary:

(a)	“Account” means the recordkeeping account which is maintained in the name of a Member to account for any Restoration Contributions and Credited Earnings which may be credited to his Account from time to time.

(b)	“Applicable Code Restrictions” means the compensation or contribution limitations and restrictions that are applicable under Code Sections 401(a)(17) and 415.

(c)	“Beneficiary” means the person or persons designated by a Member, as provided in Section 10.1. Where the context dictates, the term “Beneficiary” shall also mean “Beneficiaries.”

(d)	“Company” means Cullen/Frost Bankers, Inc., or any successor thereto.

(e)	“Compensation Committee” means the Compensation Committee of the Board of Directors.

(f)	“Credited Earnings” means the earnings or loss amounts credited to a Member’s Account, as provided in Section 5.3.

(g)	“Eligible Participant” means an Employee of an Employer who (1) is a Participant under the Profit Sharing Plan, and (2) who is designated as an “Eligible Participant” as provided in Section 3.1.

(h)	“Employer” means the Company and each other Employer who is a participating Employer under the Profit Sharing Plan and who has elected to become a participating Employer under this Plan as provided in Article 9.

(i)	“Fund Account” means the “unfunded” trust arrangement as described in Section 7.2.

(j)	“Investment Fund” means any investment fund that may be maintained in the Fund Account from time to time.

(k)	“Member” means an Eligible Participant or former Eligible Participant as described in Section 3.2.

(l)	“Plan” means the “Cullen/Frost Restoration Profit Sharing Plan” as set forth in this document and as the same may be amended from time to time.

(m)	“Restoration Contributions” means the contributions as described in Section 4.1.

(n)	“Profit Sharing Plan” means the “Cullen/Frost Profit Sharing Plan,” effective as of January 1, 2002, and as the same may thereafter be amended from time to time.

2.2 Gender and Number; Headings

Except when otherwise indicated by the context, any masculine terminology when used in this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural. Headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

2.3 Incorporation of the Profit Sharing Plan

The Profit Sharing Plan is hereby incorporated by reference into and shall form a part of this Plan as fully as if set forth herein verbatim. Any amendment made to the Profit Sharing Plan shall also be incorporated by reference into and form a part of this Plan, effective as of the effective date of such amendment. The Profit Sharing Plan, whenever referred to in this Plan, shall mean the Profit Sharing Plan as amended, as such plan exists as of the date any determination is made of benefits payable under this Plan.

Article 3. Participation

3.1 Eligible Participants

The Compensation Committee shall designate the key management Employees who are to be the Eligible Participants under this Plan; provided, however, that any Employee so designated for participation under this Plan must be a Participant under the Profit Sharing Plan. Such designations may be based on participation criteria established by the Compensation Committee from time to time. The Compensation Committee may terminate the “Eligible Participant” status of any designated Participant at any time. Once an Eligible Participant has been designated in “Eligible Participant” status, he shall thereafter remain an Eligible Participant under the Plan so long as such status has not been terminated by the Compensation Committee. The Compensation Committee may establish such procedures as it deems appropriate for notifying Participants of their status as Eligible Participants under this Plan. The Participants who are designated as Eligible Participants shall be listed in Appendix B attached to the end of the Plan document.

3.2 Participation; Membership

An Eligible Participant as described in Section 3.1 shall become a Member under the Plan on the first date on which a Restoration Contribution is credited to his Account. An Eligible Participant with an Account balance under the Plan shall be a “Member” under the Plan. In addition, an Eligible Participant who ceases to be an Eligible Participant by reason of loss of Eligible Participant status or by termination or transfer of employment shall continue as a Member of the Plan so long as he has an Account balance credited to his account under the Plan.

Article 4. Contributions; Vesting; Distributions

4.1 Restoration Contributions

(a)	In General. For each Plan Year, each Employer shall determine the Restoration Contribution (if any) on behalf of each Eligible Participant employed by the Employer during the Plan Year. The Restoration Contribution for each Eligible Participant for each Plan Year shall be determined on an annual basis as of the end of the Plan Year, and such a determination shall be made at such time following the Plan Year when it is determined that a Restoration Contribution can be calculated. For purposes of determining a Restoration Contribution under this Section 4.1, an Eligible Participant shall only be eligible to receive a Restoration Contribution if he meets the eligibility requirements for a Contribution under the Contribution provisions of Section 4.2 of the Profit Sharing Plan.

(b)	Amount of Restoration Contributions. For each Plan Year beginning with the 2002 Plan Year, the amount of the Restoration Contribution for each Eligible Participant for the Plan Year shall be the difference between (1) and (2) below where—

(1)	is the total amount of Contributions that the Eligible Participant would be eligible to receive for the Plan Year under the provisions of Section 4.2 of the Profit Sharing Plan, determined without regard to the Applicable Code Restrictions, and

(2)	is the total amount of Contributions that the Eligible Participant is actually credited with under Section 4.2 of the Profit Sharing Plan for the Plan Year, determined after the application of the Applicable Code Restrictions.

4.2 Vesting

The various amounts credited to a Member’s Account under this Plan shall become vested at the same time, manner and rate as any such amounts would have become vested under the Profit Sharing Plan. All Service recognized for vesting purposes under the Profit Sharing Plan shall be recognized under this Plan for purposes of determining a Member’s vested interest in the benefits provided hereunder. The determination of a Member’s vested interest with respect to his Account shall be applied not only to the Restoration Contributions credited thereto but also with respect to any attributable Credited Earnings to be credited to such Account. A Member’s nonvested interest in his Account under this Plan shall be forfeited at the same time a forfeiture would occur under the Profit Sharing Plan.

4.3 Time of Payments

Except as otherwise provided in this Article 4 or elsewhere in the Plan, a Member shall become eligible to receive (or have paid in the case of his death) a distribution of his vested interest in his Account under the Plan upon the occurrence of one of the events giving rise to a distribution under the Profit Sharing Plan, such as death or other termination of employment. All amounts in the Member’s Account which have not been paid as of the Member’s death shall be paid to his Beneficiary. All benefit payments shall be made on or as soon as administratively practicable after the earliest date that distributions are available under the Profit Sharing Plan. The value of the Member’s Account for which a distribution is being made shall be determined as of the valuation on the relevant date as provided in Section 5.5 on which the distribution payment is being made.

4.4 Withdrawals and Loans

A Member shall not be permitted to make any withdrawals or loans from his Account under this Plan. No in-service distributions shall be allowed under the Plan.

4.5 Form of Payment

All distributions with respect to a Member’s Account shall be in the form of cash or cash equivalents, and shall be made in a single lump sum payment form.

4.6 Accelerated Distribution

Notwithstanding the foregoing provisions of this Article 4, a Member may elect to receive an accelerated Plan distribution in accordance with this Section 4.6 in the event of a “Change in Control” as defined in this Section 4.6. Such election shall be made on a form as prescribed by the Committee, and the election must be made by no later than one hundred and twenty (120) days following the date on which the Committee determines there has been a Change in Control. A Member so electing to receive an accelerated distribution under this Section 4.6 shall receive a distribution that is equal to 80 percent of the distribution the Member would otherwise receive determined as if he was terminating employment, and determined by reference to an Account valuation as in the case of a termination distribution. The accelerated distribution shall be paid in a single lump sum payment form, and shall be made as soon as administratively practicable following the relevant election. The remaining 20 percent portion of the Member’s Account shall be permanently forfeited at the time he receives an accelerated distribution under this Section 4.6. For purposes of this Section 4.6, a “Change of Control” shall occur if—

(a)	A “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, including a “group” as defined in Section 13(d)(3) of such Act) becomes the beneficial owner of shares of the Company having 50 percent or more of the Company’s total voting power without the approval, recommendation or support of the members of the Board of Directors seated prior thereto; or

(b)	As a result of, or in connection with, any cash tender or exchange offer, merger or any other business combination, sale of assets, or contested election, or any combination thereof, the persons who were members of the Board of Directors before such event(s) shall cease to constitute a majority of the members of such Board (of the Company or any successor corporation) thereafter.

Article 5. Accounts; Credited Earnings

5.1 Accounts

The Committee shall maintain, or cause to be maintained, a bookkeeping Account for each Member for the purpose of accounting for the Member’s beneficial interest under the Plan, which interest is attributable to Restoration Contributions and any Credited Earnings credited to such Member under the Plan, as adjusted to reflect charges against such Account. In addition to the foregoing bookkeeping Accounts, the Committee shall maintain, or cause to be maintained, such other accounts, subaccounts, records or books as it deems necessary to properly provide for the maintenance of Accounts under the Plan, and to carry out the intent and purposes of the Plan. The Member’s Account and any other subaccounts maintained in the name of a Member shall comprise the Member’s Account under the Plan.

5.2 Crediting Restoration Contributions

Each time a Restoration Contribution is determined with respect to an Eligible Participant as provided in Section 4.1, such Restoration Contribution shall be credited to the Eligible Participant’s Account as of the date of such determination, and such Restoration Contribution shall also be credited to any applicable subaccount maintained to account for the nature and type of such Restoration Contribution. Each Employer determining any such Restoration Contribution may also deposit such Restoration Contribution in the Fund Account on any date it may decide after such Restoration Contribution has been determined under the Plan.

5.3 Credited Earnings

A Member shall be entitled to Credited Earnings on the balance to the credit of his Account in accordance with the provisions of this Section 5.3. To the extent a Member’s Restoration Contributions (including prior Credited Earnings credited with respect thereto) are on deposit in the Fund Account, the provisions of Section 5.3(a) below describe the crediting of Credited Earnings. To the extent a Member’s Restoration Contributions (including prior Credited Earnings credited with respect thereto) are not deposited in the Fund Account, the provisions of Section 5.3(b) below describe the crediting of Credited Earnings.

(a)	Fund Account Credited Earnings. At any time when a Member has any Restoration Contribution amount credited to his Account and also on deposit in the Fund Account, such Member shall be entitled to have credited to his Account any share of the Credited Earnings which are allocable to him based on the total of all his Restoration Contributions credited to his Account that are on deposit in the Fund Account (including any prior Credited Earnings so credited to him that are also on deposit in the Fund Account with respect to his Account). The Fund Account, including all of the Investment Funds comprising the Fund Account, shall periodically be valued as of such valuation dates as the Committee shall determine as are to be applicable to the various Investment Funds in the Fund Account. Any such valuation date shall be no less frequent than annually, and shall normally be on a monthly basis unless the Committee determines another valuation date to be applicable. As of each relevant valuation date with respect to the Fund Account or any investment portion thereof, the Account of each Member who has an Account balance credited to and also on deposit in the Fund Account shall have his Account adjusted to reflect Credited Earnings based on his pro rata share of the investment results of the Fund Account and the Investment Funds within the Fund Account in which he is credited with an investment interest. Each Member with an Account balance credited to and on deposit in the Fund Account shall have his Fund Account funds invested in and among the Investment Funds comprising the Fund Account. The investment, allocation and transfer of each such Member’s funds among such Investment Funds is to be determined under an investment method as determined by the Committee, which method may include the self-direction of investments among Investment Funds by the Member. Each Member is entitled to receive his Credited Earnings with respect to each Investment Fund in which he has an investment interest based on his Account’s pro rata interest therein as of the periodic valuation and adjustment dates provided for herein.

(b)	Assumed Credited Earnings. At any time when a Member has any Restoration Contribution amount credited to his Account and such amount is not on deposit in the Fund Account, such Member shall be entitled to have credited to his Account Credited Earnings based on the assumed investment results of such Restoration Contributions (including prior Credited Earnings credited with respect thereto) as if such amounts had been invested in Investment Funds maintained under the Profit Sharing Plan during the period for measuring Credited Earnings for crediting under this Plan. The crediting of such Credited Earnings shall be at the times and valuation dates as are used for crediting Investment Fund results under the Profit Sharing Plan, and shall be by the method used therein. Additionally, the investment, allocation and transfer of each such Member’s funds based on the assumed investments in the Investment Funds under the Profit Sharing Plan shall be by such procedures and methods as determined by the Committee. In this regard, the Committee may provide for Member assumed self-direction of investments among the Investment Funds under the Profit Sharing Plan based on the Member’s investment directions under such Plan, or may allow for specific separate assumed self-directions under this Plan.

(c)	Committee Determinations. The Committee shall make all determinations with respect to the applicable Credited Earnings and with respect to the crediting of such Credited Earnings to Accounts, and such determinations shall be final and binding on all interested parties.

5.4 Adjustment of Accounts

Restoration Contributions shall be credited to the Accounts of Eligible Participants as provided in Section 5.2. Credited Earnings (if any) on the balances in the Accounts of each

Member shall be credited to such Accounts as provided in Section 5.3. Charges to a Member’s Account to reflect any distribution payments with respect to such Member under the Plan shall be as of the date of any such payment. The Member Accounts under the Plan shall also be adjusted and charged for any administrative expenses or applicable taxes as are applicable to Accounts and the Fund Account, to the extent such expenses and taxes are not separately paid for by the Employers.

5.5 Account Balances

As of any relevant date, a Member’s balance credited to his Account shall be the value of the balance standing to the credit of his Account upon the completion of the valuation (i) as of the last preceding or coincident relevant valuation as regards any portion of his Account which is not invested in the Fund Account, and (ii) as of the close of the last preceding or coincident applicable valuation date with respect to any portion of his Account which is invested in a Fund Account fund, adjusted to reflect any credits or charges made to such Account since such date or dates, including, without limitation, those adjustments to reflect Restoration Contributions to and payments from such Account. For purposes of making distributions or other payments with respect to a Member under the Plan, the Member’s balance credited to his Account as of any relevant date shall also include any Restoration Contributions to be credited under the Plan on his behalf which have not been credited to his Account as of such date. Where applicable, a Member’s Account balance shall include both the amount credited to his Account with respect to Restoration Contributions which were not deposited in the Fund Account, and the amount credited to his Account with respect to Restoration Contributions which were deposited in the Fund Account (which amounts also reflect the Credited Earnings adjustments which are applicable with respect to such portions of his Account).

5.6 Account Statements

The Committee shall provide each Member with a statement of the status of his Account under the Plan. The Committee shall provide such statement annually or at such other times as the Committee may determine from time to time, and such statement shall be in the format as prescribed by the Committee.

Article 6. Administration

6.1 Administration

This Plan shall be administered by the Committee appointed pursuant to the terms of the Profit Sharing Plan. The Committee shall administer this Plan in a manner consistent with the administration of the Profit Sharing Plan, except that this Plan shall be administered based on its terms and as an unfunded plan which is not intended to meet the qualification requirements of Code Section 401. The Committee shall have the same rights and authority granted to it under the Profit Sharing Plan, which shall include the full power, discretion and authority to interpret, construe and administer this Plan. The Committee shall establish and maintain such accounts or records as the Committee may from time to time consider necessary. The processing of claims for benefits, and the appeal and review of such claims, shall be administered in accordance with claims and review procedures like those applied under the Profit Sharing Plan, and in accordance with the requirements of ERISA Section 503.

6.2 Finality of Determination

The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

6.3 Expenses

The expenses of administering this Plan shall be borne by the Employers in the proportions determined by the Committee.

6.4 Indemnification and Exculpation

The members of the Committee, its agents, and officers, directors, and employees of the Company or any other Employer shall be indemnified and held harmless by the Employer against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

Article 7. Funding of the Plan

7.1 Funding

All amounts paid under this Plan shall be paid from the general assets of the participating Employers. Benefits shall be reflected on the accounting records of the Employers, but neither this Plan nor the maintenance of such accounting records shall be construed to create, or require the creation of, a trust, custodial account, or escrow account with respect to any Member. No Member shall have any right, title, or interest whatsoever in or to any investment reserves, accounts, or funds that the Employers may purchase, establish, or accumulate to aid in providing the unfunded benefit payments described in the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust or fiduciary relationship of any kind between an Employer or the Committee and a Member or any other person. Members shall not acquire any interest under the Plan greater than that of an unsecured general creditor of an Employer. The Trust Fund of the Profit Sharing Plan shall not be liable for any benefits accrued under this Plan.

7.2 Fund Account

In accordance with and consistent with Section 7.1, the Employers may from time to time establish a grantor trust arrangement to create a fund of assets to be available to pay benefits when they become due under this Plan. Any such arrangement shall be known as a “Fund Account” for purposes of this Plan, and any funds deposited in such Fund Account shall be invested in such “Investment Funds” as may be determined with respect to such Fund Account. Such Investment Funds may include Investment Funds like those that are maintained under the Profit Sharing Plan. A purpose for establishing any such Fund Account is to provide for the depositing of any Restoration Contributions that may be credited with respect to Eligible Participants under the Plan, and to allow Members to receive Credited Earnings adjustments on their Account balances based on the investment results of the investments of the Fund Account. The creation of the Fund Account shall not create any greater rights with respect to Members than as provided in such Section 7.1 and the Fund Account arrangement. Also, the creation of such Fund Account shall in no way be applied or be construed so that this Plan is anything other than an unfunded plan as described in Section 1.2.

Article 8. Merger, Amendment, and Termination

8.1 Merger, Consolidation, or Acquisition

In the event of a merger, consolidation, or acquisition where an Employer is not the surviving organization, unless the successor or acquiring organization shall elect to continue and carry on the Plan, this Plan shall terminate with respect to such Employer, and no additional benefits shall accrue for the Eligible Participants of such organization. Unpaid benefits shall be paid upon the termination of the Plan, unless the successor or acquiring organization elects to accelerate payment.

8.2 Amendment and Termination

The Board of Directors, or any committee of the Board duly appointed and authorized by the Board, may amend, modify, or terminate this Plan at any time and in any manner. Such actions shall be binding upon all other Employers. In addition, this Plan shall automatically terminate at the time of the termination of the Profit Sharing Plan. In the event of a termination of the Plan pursuant to this Section 8.2, no further benefits shall accrue under this Plan, and amounts which are then payable shall continue to be an obligation of the Employer and shall be paid as scheduled; provided, however, that the Company reserves the right, in its sole discretion, to accelerate payments to the affected Members in the event of a complete or partial termination of the Plan.

Article 9. Adoption Procedure

9.1 Adoption Procedure

With the consent of the Company, any other organization which satisfies the definition of Employer under the Profit Sharing Plan and this Plan and which is eligible by the law to do so may adopt this Plan for the benefit of its Employees who are designated as Eligible Participants under this Plan, on express condition that the Company assumes no liability as a result of any such adoption of this Plan by any other organization. Such other organization may adopt this Plan by—

(a)	executing an adoption instrument adopting the Plan, and agreeing to be bound as a participating Employer by all the terms, provisions, conditions, and limitations of the Plan; and

(b)	compiling and submitting all information required by the Company with reference to persons in its employment eligible for membership in the Plan.

The adoption instrument shall specify the effective date of such adoption of the Plan and shall become, as to such organization and persons in its employment, a part of this Plan. Any such adoption instrument may be in any form as recognized by the Company, including resolutions as may be adopted by the governing body of such adopting Employer. The participating Employers under the Plan shall be listed in Appendix A attached to the end of the Plan document.

9.2 Withdrawal of Participating Employer

Any participating Employer may withdraw from the Plan by giving 30 days’ notice in writing of its intention to withdraw to the Company, unless a shorter notice shall be agreed to by the Company.

Article 10. General Provisions

10.1 Beneficiary Designations

A Member may designate a Beneficiary who upon his death is to receive the benefits that otherwise would have been paid to him under the Plan. Such designation must be made and delivered to the Committee during the Member’s lifetime, and must be made in writing on a form prescribed for that purpose by the Committee. Absent a specific Beneficiary designation with respect to this Plan, the Member’s Beneficiary shall be his Beneficiary as designated and determined with respect to and pursuant to the terms of the Profit Sharing Plan.

10.2 Nonalienation

No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge, or bankruptcy) in satisfaction of any debt, liability, or obligation, prior to receipt. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Notwithstanding the foregoing provisions of this Section 10.2, (i) no benefit amount payable under the Plan shall be payable until and unless any and all amounts representing debts or other obligations owed to the Company or other Employer by the Member with respect to whom such amount would otherwise be payable shall have been fully paid, and (ii) the Committee shall establish procedures to determine whether domestic relations orders are “qualified domestic relations orders” (as described in ERISA Section 206(d)(3)(B)) and to administer distributions under such qualified domestic relations orders.

10.3 Effect on Other Benefit Plans

Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of the Profit Sharing Plan or any other retirement plans maintained by an Employer. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.

10.4 Employer-Employee Relationship

The establishment of this Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee or otherwise act with relation to the Employee. An Employer may take any action (including discharge) with respect to any Employee or other person and may treat such person without regard to the effect which such action or treatment might have upon such person as a Member under this Plan.

10.5 Incompetence

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person’s person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for such person’s affairs because of incompetency, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid as provided in the Profit Sharing Plan. Any such payment so made shall be a complete discharge of liability therefor under the Plan.

10.6 Binding on Employer, Members and Their Successors

This Plan shall be binding upon and inure to the benefit of the Employers, their successors and assigns and the Members, their heirs, executors, administrators and legal representatives. The provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer of the particular Member. In the event any Member becomes entitled to a benefit under this Plan based on service with more than one Employer, the benefit obligations under this Plan shall be apportioned among such Employers as determined by the Committee.

10.7 Tax Liability

An Employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

10.8 Severability

In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.

10.9 Applicable Law

This Plan shall be governed and construed in accordance with the laws of the State of Texas.

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In Witness Whereof, the Company has caused this instrument to be executed by its duly authorized officers to become effective as of January 1, 2002, the effective date of this Plan.

Cullen/Frost Bankers, Inc.

Attest:
By: /s/ Richard W. Evans, Jr.

Its: Chairman

By: /s/ James A. Eckel

Its: Executive Vice President	Date: 12/19/02

Appendix A to the Cullen/Frost Restoration Profit Sharing Plan

Participating Employers Under the Plan

The following employers are participating Employers under the Cullen/Frost Restoration Profit Sharing Plan as of January 1, 2002, unless a later participation date is designated:

Cullen/Frost Bankers, Inc.

Appendix B to the Cullen/Frost Restoration Profit Sharing Plan

Eligible Participants Under the Plan

The following individuals are designated as “Eligible Participants” in accordance with and under the Cullen/Frost Restoration Profit Sharing Plan: